EXHIBIT 23

            Consent of Independent Registered Public Accounting Firm



CEL-SCI Corporation
Vienna, Virginia

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-27579, 333-03750, 333-57649, 333-69678,
333-84756, 333-31652 and 333-117088) of CEL-SCI Corporation of our report dated January 11, 2008, relating to the consolidated financial statements, which appears in this Form 10K.




/s/ BDO SEIDMAN, LLP



Bethesda, Maryland

January 11, 2008